Exhibit 23(a)


                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Engelhard Corporation (the "Company") on Form S-8 pertaining to the Company's Directors Stock Option Plan of our report dated February 6, 1996, on our audits of the consolidated financial statements of the Company and its subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                                          Coopers & Lybrand, L.L.P.


New York, New York
April 19, 1996































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